UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
August 25, 2004

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

(808)544-0500
(Registrant’s telephone number, including area code)

ITEM 5.02 - ELECTION OF DIRECTORS

On August 25, 2004, the board of directors of Central Pacific Financial Corp. (the “Company”) elected Neal K. Kanda, Vice-President and Treasurer of the Company, as a director due to a vacancy resulting from the retirement of a director in July 2004.  Mr. Kanda has not been named to any committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date:	August 25, 2004	/s/ Clint Arnoldus
Clint Arnoldus
Chairman, President and
Chief Executive Officer